                                                                    EXHIBIT 25.4



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM T-1



                 STATEMENT OF ELIGIBILITY AND QUALIFICATION
           UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                 __________

                          FIRST UNION NATIONAL BANK
             (Exact name of trustee as specified in its charter)

United States National Bank                     56-0900030
(State of incorporation if                       (I.R.S. employer
not a national bank)                              identification no.)

First Union National Bank
230 South Tryon Street, 9th Floor
Charlotte, North Carolina                       28288-1179
(Address of principal                            (Zip Code)
executive offices)

                                Same as above

               (Name, address and telephone number, including
                 area code, of trustee's agent for service)

                              AMERUS CAPITAL II

             (Exact name of obligor as specified in its charter)

                                    IOWA

       (State or other jurisdiction of incorporation or organization)

                                  42-6571888
                    (I.R.S. employer identification no.)

                           James A. Smallenberger
                     Senior Vice President and Secretary
                              699 Walnut Street
                           Des Moines, Iowa 50309-3948
                               (515) 362-3600

        (Address, including zip code, of principal executive offices)
                            ____________________



                              Capital Securities

                     (Title of the indenture securities)
              ________________________________________________

1.   General information.  Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject

-------------------------------------------------------------------------------

     Name                                          Address

-------------------------------------------------------------------------------

Federal Reserve Bank of Richmond, VA             Richmond, VA

Comptroller of the Currency                      Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation                    Washington, D.C.

Federal Deposit Insurance Corporation            Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.


2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     (See Note 1 on Page 4.)


Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.  List of Exhibits.

     All exhibits identified below are filed as a part of this statement of eligibility.

     1. A copy of the Articles of Association of First Union National Bank as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers is filed with the T-1 for Financial Security Assurance Holdings LTD, as filed with the Securities and Exchange Commission on September 8, 1997 as Registration No. 333-34181.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association is filed with the T-1 for Financial Security Assurance Holdings LTD, as filed with the Securities and Exchange Commission on September 8, 1997 as Registration No. 333-34181.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above is filed with the T-1 for Financial Security Assurance Holdings LTD, as filed with the Securities and Exchange Commission on September 8, 1997 as Registration No. 333-34181.

     4. A copy of the existing By-laws of the trustee, or instruments corresponding thereto is filed with the T-1 for Financial
         Security Assurance Holdings LTD, as filed the Securities and Exchange Commission on September 8, 1997 as Registration No. 333-34181.

     5.  Inapplicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

     7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

     8.  Inapplicable.

     9.  Inapplicable.

                                    NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 4th day of June, 1998.

                                     FIRST UNION NATIONAL BANK
                                     (trustee)


                                     By: /s/ Shawn K. Bednasek
                                        ---------------------------------
                                        Its: Vice President
                                            -----------------------------


                             CONSENT OF TRUSTEE

     Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by AmerUs Capital II of its Capital Securities, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                     FIRST UNION NATIONAL BANK


                                     By: /s/ Daniel J. Ober
                                        ---------------------------------
                                        Name: Daniel J. Ober
                                             ----------------------------
                                        Its: Vice President
                                             ----------------------------

Dated: June 4, 1998

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                              C400
                                                                        Dollar Amount in Thousands               RCFD Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                               /////////////////////////
1.  Cash and balances due from depository institutions (from Schedule RC-A):                        /////////////////////////
    a.  Noninterest-bearing balances and currency and coin (1) ..............................       0081            5,350,509  1.a.
    b.  Interest-bearing balances (2) .......................................................       0071              527,082  1.b.
2.  Securities:                                                                                     /////////////////////////
    a.  Held-to-maturity securities (from Schedule RC-B, column A) ..........................       1754            1,679,050  2.a.
    b.  Available-for-sale securities (from Schedule RC-B, column D) ........................       1773           16,948,015  2.b.
3.  Federal funds sold and securities purchased under agreements to resell ..................       1350            2,626,508  3.
4.  Loans and lease financing receivables                                                           /////////////////////////
    a.  Loans and leases, net of unearned income (from Schedule RC-C)...RCFD 2122  83,315,758       /////////////////////////  4.a.
    b.  LESS: Allowance for loan and lease losses ......................RCFD 3123   1,005,217       /////////////////////////  4.b.
    c.  LESS: Allocated transfer risk reserve ..........................RCFD 3128           0       /////////////////////////  4.c.
    d.  Loans and leases, net of unearned income, allowance,
        and reserve (item 4.a minus 4.b and 4.c) ............................................       2126           82,310,541  4.d.
5.  Trading assets (from Schedule RC-D) .....................................................       3545            3,322,404  5.
6.  Premises and fixed assets (including capitalized leases) ................................       2145            2,167,626  6.
7.  Other real estate owned (from Schedule RC-M) ............................................       2150               70,835  7.
8.  Investments in unconsolidated subsidiaries and associated
        companies (from Schedule RC-M) ......................................................       2180              181,970  8.
9.  Customers' liability to this bank on acceptances outstanding ............................       2155              761,776  9.
10. Intangible assets (from Schedule RC-M) ..................................................       2143            2,539,719  10.
11. Other assets (from Schedule RC-F) .......................................................       2160            6,508,589  11.
12. Total assets (sum of items 1 through 11) ................................................       2170          124,994,624  12.

__________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                Dollar Amount in Thousands                            Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                ////////////////////////////////
13. Deposits:                                                                              ////////////////////////////////
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,           ////////////////////////////////
       part I) .........................................................................   RCON 2200            79,161,386  13.a.
       (1)  Noninterest-bearing (1)............................. RCON 6631    15,696,570   ///////////////////////////////  13.a.(1)
       (2)  Interest-bearing ................................... RCON 6636    63,464,816   ///////////////////////////////  13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,  ///////////////////////////////
       part II) ........................................................................   RCFN 2200           11,656,207   13.b.
       (1)  Noninterest-bearing ................................ RCFN 6631             0   ///////////////////////////////  13.b.(1)
       (2)  Interest-bearing ................................... RCFN 6636    11,656,207   ///////////////////////////////  13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase .........   RCFD 2800            13,333,348  14.
15. a. Demand notes issued to the U.S. Treasury ........................................   RCON 2840               258,807  15.a.
    b. Trading liabilities (from Schedule RC-D) ........................................   RCFD 3548             3,030,911  15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under             ///////////////////////////////
    capitalized leases): ...............................................................   ///////////////////////////////
    a. With a remaining maturity of one year or less ...................................   RCFD 2332             2,092,679  16.a.
    b. With a remaining maturity of more than one year through three years .............   RCFD A547               325,781  16.b.
    c. With a remaining maturity of more than three years ..............................   RCFD A548                58,347  16.c.
17. Not applicable .....................................................................   ///////////////////////////////
18. Bank's liability on acceptances executed and outstanding ...........................   RCFD 2920               761,776  18.
19. Subordinated notes and debentures (2) ..............................................   RCFD 3200             2,347,834  19.
20. Other liabilities (from Schedule RC-G) .............................................   RCFD 2930             2,480,990  20.
21. Total liabilities (sum of items 13 through 20) .....................................   RCFD 2948           115,508,066  21.
22. Not applicable......................................................................   ///////////////////////////////
EQUITY CAPITAL                                                                             ///////////////////////////////
23. Perpetual preferred stock and related surplus ......................................   RCFD 3838                     0  23.
24. Common stock .......................................................................   RCFD 3230                82,795  24.
25. Surplus (exclude all surplus related to preferred stock) ...........................   RCFD 3839             6,695,493  25.
26. a. Undivided profits and capital reserves ..........................................   RCFD 3632             2,498,515  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ..........   RCFD 8434               209,755  26.b.
27. Cumulative foreign currency translation adjustments ................................   RCFD 3284                     0  27.
28. Total equity capital (sum of items 23 through 27) ..................................   RCFD 3210             9,486,558  28.
29. Total liabilities and equity capital (sum of items 21 and 28) ......................   RCFD 3300           124,994,624  29.



Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed for
     the bank by independent external                                     Number
     auditors as of any date during 1996 ...............  RCFD 6724  N/A   M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
__________
(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2)  Includes limited-life preferred stock and related surplus.